CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the attached Report on Form N-CSR for Impax Funds Series Trust I (the “Registrant”), each of the undersigned officers hereby certifies, to the best of such officer’s knowledge, that:

1.

The Form N-CSR of the Registrant for the period ended December 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Form N-CSR of the Registrant for the period ended December 31, 2023 fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  February 21, 2024

/s/ Edward Farrington
Edward Farrington
President (Principal Executive Officer)

/s/ Alicia K. DuBois
Alicia K. DuBois
Treasurer (Principal Financial Officer)